UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 14, 2007

NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-27038	94-3156479

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices, including Zip Code)
(781) 565-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 14, 2007, Nuance Communications, Inc. (“Nuance”) announced it had entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) by and among Nuance, Vicksburg Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Nuance (“Sub”), Voice Signal Technologies, Inc., a Delaware corporation (“Voice Signal”), U.S. Bank National Association, as escrow agent (“Escrow Agent”), and Stata Venture Partners, LLC, serving as the representative of Voice Signal’s stockholders (“Stockholder Representative”), pursuant to which Sub will merge with and into Voice Signal, with Voice Signal as the surviving corporation and as a wholly owned subsidiary of Nuance (the “Merger”).
The aggregate consideration consists of (i) approximately 5.84 million shares of Nuance common stock, and (ii) an initial cash payment of approximately $204 million, net of the estimated cash closing balance of Voice Signal. Based on the reported closing price of Nuance common stock on May 14, 2007, the aggregate consideration is valued at approximately $293 million, net of cash. The merger consideration will be paid to the Voice Signal shareholders in accordance with the terms of the Merger Agreement.
The closing of the Merger is subject to customary closing conditions, including regulatory approvals. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
Item 7.01. Regulation FD Disclosure.
On May 15, 2007, Nuance issued a press release announcing that it had entered into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
2.1.	Agreement and Plan of Merger by and among Nuance, Vicksburg Acquisition Corporation, Voice Signal Technologies, Inc., U.S. Bank National Association, as Escrow Agent, and Stata Venture Partners, LLC, as Stockholder Representative, dated as of May 14, 2007.

99.1	Press Release dated May 15, 2007 by Nuance Communications, Inc.*
* This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent, such subsequent filing specifically references this exhibit.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuance Communications, Inc.

By:	/s/ James R. Arnold, Jr.

James R. Arnold, Jr.
Senior Vice President and Chief Financial Officer
     Date: May 18, 2007

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
2.1	Agreement and Plan of Merger by and among Nuance, Vicksburg Acquisition Corporation, Voice Signal Technologies, Inc., U.S. Bank National Association, as Escrow Agent, and Stata Venture Partners, LLC, as Stockholder Representative, dated as of May 14, 2007.

99.1	Press Release dated May 15, 2007 by Nuance Communications, Inc.

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